Exhibit 5.1

December 10, 2021

Flowserve Corporation

5215 N. O’Connor Boulevard, Suite 700

Irving, TX 75039

Re:	Flowserve Corporation

Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “2009 Registration Statement”) of Flowserve Corporation, a New York corporation (the “Company”), filed on November 20, 2009, with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering by the Company of up to 2,900,000 shares of the Company’s common stock, par value $1.25 per share (the “Shares”), available for issuance under the Flowserve Corporation Equity and Incentive Compensation Plan (the “Prior Plan”). On June 24, 2013, the Company effected a three-for-one stock split and the number of Shares covered by the Prior Plan and registered for issuance under 2009 Registration Statement increased from 2,900,000 Shares to 8,700,000 Shares.

Pursuant to the terms of the Flowserve Corporation 2020 Long-Term Incentive Plan (the “2020 Plan”), up to 3,416,875 Shares (such Shares, the “Rollover Shares”) will be available for issuance under the 2020 Plan representing (i) the shares of Common Stock that remained available for grant under the Prior Plan as of January 1, 2020 and (ii) the shares of Common Stock subject to outstanding awards under the Prior Plan as of January 1, 2020 that may expire, be forfeited, be canceled or be settled in cash in whole or in part after January 1, 2020.

We have examined the Post-Effective Amendment No. 1 to the 2009 Registration Statement to be filed with the Commission pursuant to the Securities Act, in connection with the offering by the Company of such Rollover Shares that may become available for issuance under the 2020 Plan.

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the Prior Plan, the 2020 Plan and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal

Flowserve Corporation

December 10, 2021

capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others. We have also assumed without independent investigation that there are no agreements or understandings between or among the Company and any participants in the 2020 Plan that would expand, modify or otherwise affect the terms of the Plan or the respective rights or obligations of the participants thereunder.

Based upon the foregoing examination and in reliance thereon, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares, when issued and sold in accordance with the terms set forth in the 2020 Plan and against payment therefor, and when the Registration Statement has become effective under the Securities Act, will be validly issued, fully paid and, subject to the provisions of Section 630 of the New York Business Corporation Law, non-assessable.

We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York. This opinion is limited to the effect of the current state of the laws of the State of New York and to the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/Gibson, Dunn & Crutcher LLP

Gibson, Dunn & Crutcher LLP